UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 9, 2010 (August 9, 2010)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On August 9, 2010, Rite Aid Corporation (“Rite Aid”) announced its intention to offer $650 million aggregate principal amount of senior secured notes due 2020.  The notes will be unsecured, unsubordinated obligations of Rite Aid and will be guaranteed by substantially all of Rite Aid’s subsidiaries.  The guarantees will be secured on a senior lien basis.

The proceeds of the offering will be used, together with available cash, to retire approximately $648.0 million aggregate principal amount of outstanding borrowings under the Tranche 4 Term Loan under Rite Aid’s senior secured credit facility, plus a prepayment premium of 3.0% and accrued and unpaid interest to, but not including, the date of repayment.

Rite Aid also announced its intention to amend or replace its $1.175 billion existing revolving credit facility due 2012 with a new $1.175 billion revolving credit facility due 2015 (the “New Revolver”), for which Rite Aid had obtained $1.115 billion in commitments as of August 6, 2010.  The New Revolver is expected to have reduced pricing and a five-year maturity, although the maturity shall be April 18, 2014 in the event that Rite Aid does not repay, refinance or otherwise extend the remaining term loans under its senior credit facility prior to that time and meets certain other conditions.  Rite Aid is also seeking amendments to provide more flexibility under certain covenants in its senior credit facility, including revisions to the fixed charge coverage ratio test and to permit the mandatory repurchase of Rite Aid’s existing 8.5% convertible notes due 2015, subject to the satisfaction of certain conditions.

The notes offering is not subject to the entry into the New Revolver or the related credit facility amendments. The entry into the New Revolver and the related amendments will be contingent upon the consummation of the notes offering.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As part of the offering of the notes, Rite Aid also announced that it has previously repurchased approximately $93.8 million of its outstanding 8.5% convertible notes due 2015, with cash on hand, subsequent to the completion of its first fiscal quarter of 2011.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press Release, dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 9, 2010	By:	/s/ Marc A. Strassler
	Name:	Marc A. Strassler
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 9, 2010.